Filed Pursuant to Rule 424(b)(2)

Registration No. 333-198323

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Member Payment Dependent Notes	$3,000,000,000	$386,400

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of any registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on August 25, 2014 (File No. 333-198323), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
(2)	Pursuant to Rule 457(p) under the Securities Act, this amount is being offset in its entirety by the previously paid and unused registration fee associated with a registration statement on Form S-1 (File No. 333-196371), initially filed with the Securities and Exchange Commission by the registrant on May 29, 2014 and which was requested to be withdrawn pursuant to Rule 477 under the Securities Act on August 25, 2014. This reduces the unused portion of the registration fee for the prior registration statement to $0.

EXPLANATORY NOTE

This filing under Rule 424(b)(2) of the Securities Act is being made solely to reflect the advance payment of registration fees with respect to member payment dependent notes having an aggregate maximum offering price of up to $3,000,000,000 that may be offered by LendingClub Corporation (the “Company”) from time to time pursuant to a registration statement on Form S-3ASR filed by the Company with the Securities and Exchange Commission on August 25, 2014 (File No. 333-198323) (the “Registration Statement”). This prospectus supplement supplements the prospectus dated August 22, 2014 filed by the Company as part of the Registration Statement.